Code of Ethics Policy	Sterling Capital Management LLC

Exhibit (p)(2)

POLICY STATEMENT

Sterling Capital Management LLC (“Sterling”) and associates (“Associates” or “Sterling Associates”) should (i) at all times place the interests of the client first, (ii) conduct all personal securities transactions in a manner that is consistent with the Code of Ethics (“Code”), (iii) avoid any actual or potential conflict of interest or any abuse of the Associate’s position of trust and responsibility, and (iv) adhere to the fundamental standard that Sterling Associates should not take inappropriate advantage of their positions. This Code of Ethics Policy (the “Policy”) describes the Code of Ethics requirements and is intended to help ensure that Sterling and Associates comply with relevant laws, regulations, and ethical practices.

I.	Scope

This Code shall be governed by Rule 204A-1 of the Investment Advisers Act of 1940, and Rule 17j-1 of the Investment Company Act of 1940. All Associates are covered under this Code and are required to comply with all applicable Federal securities laws. Sterling is required to provide a copy of this Code, and any amendments, to all Associates. All Associates will provide written acknowledgement of receipt of this code, and any amendments. Associates are required to report any violations, or suspected violations, to the Compliance Department, or to the President.

Sterling is a subsidiary of BB&T Corporation. As such, this policy is subordinate to the BB&T Corporation Code of Ethics. Therefore, all Sterling Associates must adhere to the higher standard of this policy or the BB&T Corporation Code of Ethics.

II.	Policy Requirements

In connection with the purchase or sale, directly or indirectly, of a security held or to be acquired by a client, Associates shall not:

•	employ a device, scheme, or artifice to defraud a client;

Sterling Capital Management
The information in this document is the property of Sterling Capital Management and is intended for the use of Sterling Capital Management associates and authorized representatives. Any disclosure, copying or distribution or use by others, without the permission of Sterling Capital Management, of the information contained herein is strictly prohibited.

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Code of Ethics Policy	Sterling Capital Management LLC

•	make to a client, or to Sterling, any untrue statement of material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;
•	engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the client; or
•	engage in any manipulative practice with respect to the client or with respect to securities, including price manipulation.

A.	Standard of Conduct

Sterling’s core philosophy is that Associates are expected to act in an ethical manner at all times. While reading and becoming familiar with the various parts of the Code, it is important to keep in mind the overriding idea that we have a strong fiduciary duty to clients, and we are all obligated to uphold that duty. The following are general principles underlying this policy:

•	Associates owe a duty at all times to conduct their affairs, including personal securities transactions, in such a manner as to (i) avoid serving their own personal interests ahead of the clients’ interest; (ii) avoid taking inappropriate advantage of their position with Sterling; (iii) avoid any abuse of their position of trust and responsibility; and (iv) disclose any actual or potential conflicts of interest.
•	Independence in the investment decision-making process is paramount.
•	Information regarding the identity of security holdings and client information is confidential.
•	Sterling’s reputation is critical to the Firm’s ability to survive and grow. Honesty, integrity, and professionalism are integral determinants of Sterling’s reputation.

B.	Gifts and Entertainment

No Associate shall make business decisions that are influenced or appear to be influenced by giving or accepting gifts, favors entertainment, special accommodations, or other items of material value.

Associates are required to report to the Compliance Department any gifts or entertainment given or accepted unless it falls under an exception listed below.

Sterling Capital Management
The information in this document is the property of Sterling Capital Management and is intended for the use of Sterling Capital Management associates and authorized representatives. Any disclosure, copying or distribution or use by others, without the permission of Sterling Capital Management, of the information contained herein is strictly prohibited.

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Code of Ethics Policy	Sterling Capital Management LLC

1.	Gifts:

a.	Associates are prohibited from soliciting, accepting, retaining, or providing any gift(s) or item(s) of value with a combined retail value in excess of $400 per year (or such lesser value as stated in the BB&T Corporation Code of Ethics) from any entity that does business with or on behalf of Sterling or an advised mutual fund. In addition, providing gifts or gratuities to any person or entity that does business with Sterling is subject to the same limits described above.

b.	No Associate may give or accept cash gifts or cash equivalents (e.g., gift cards) to or from a client, prospective client, or any entity that does business with or on behalf of Sterling or any advised mutual fund.

c.	This policy does not apply to the following gifts:

i.	Promotional items of nominal value that display the Firm’s logo (e.g., umbrellas, tote bags, shirts) are not reportable. Nominal value is defined as less than $50. The nominal exception applies only to logoed promotional items and does not apply to other gifts.

ii.	Gifts intended to be shared with an entire office or department (e.g., holiday gifts of chocolate, popcorn, or lunch for the office).

iii.	Gifts given of a personal nature and not paid for by Sterling.

d.	Individuals that are registered with FINRA must still comply with FINRA limits on gifts and gratuities.

2.	Entertainment

a.	Appropriate entertainment, such as dinner or sporting events, may be provided or accepted only under the following circumstances: (i) the offer of entertainment must not be solicited, (ii) the individual offering the entertainment must be present and (iii) the value of the entertainment must within the limits set-forth below.

b.	Associates are prohibited from providing or receiving any entertainment in excess of $500 per person per event and a total of $5,000 per person per year.

Sterling Capital Management
The information in this document is the property of Sterling Capital Management and is intended for the use of Sterling Capital Management associates and authorized representatives. Any disclosure, copying or distribution or use by others, without the permission of Sterling Capital Management, of the information contained herein is strictly prohibited.

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Code of Ethics Policy	Sterling Capital Management LLC

C.	Political Contributions

Rule 206(4)-5 under the Investment Advisers Act places stringent restrictions on an investment adviser’s ability to influence the award of advisory business by making or soliciting political contributions to the government officials charged with awarding such business.

Sterling’s Political Contribution Policy describes the standards and requirements for Sterling and Associate’s in order to comply with the Rule. Under no circumstances will Sterling or its Associates make a political contribution for the purpose of obtaining or retaining advisory contracts with government entities.

D.	Outside Business Activities

Associates are discouraged from serving in any capacity with an outside entity that does business with Sterling or BB&T. In particular, Associates are prohibited from serving on the board of directors, or like capacity (i.e., general partner) of any company without the prior authorization of the Compliance Department. In determining whether to grant such authorization, the Compliance Department shall consider whether securities issued by the company are currently held, or potentially could be held, in client accounts. Any such authorization shall be based upon a determination that the board service would be consistent with the interests of Sterling, and any portfolios or funds. Authorization of board service shall be subject to the implementation by Sterling of an “information barrier”, or other procedures, to isolate the Associate from making decisions about trading in the company’s securities.

1.	Associates must disclose in writing all outside activities that could potentially cause a conflict of interest including directorships.
2.	The disclosure must be approved by the Associate’s manager and the Compliance Department.
3.	Associates will certify quarterly to their involvement in any outside business activities.

E.	Confidentiality

All information about Sterling’s clients, including former clients, is strictly confidential. Associates are prohibited from disclosing any information about clients such as client identity, security holdings, transactions and investment advice, unless a client consents otherwise. Exceptions include where disclosure is necessary to provide the agreed upon services to the client, or as required by law.

Sterling Capital Management
The information in this document is the property of Sterling Capital Management and is intended for the use of Sterling Capital Management associates and authorized representatives. Any disclosure, copying or distribution or use by others, without the permission of Sterling Capital Management, of the information contained herein is strictly prohibited.

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Code of Ethics Policy	Sterling Capital Management LLC

F.	General Personal Trading Provisions

1.	Insider Trading

Associates are prohibited from trading, either personally or on behalf of others (including accounts managed by Sterling), while in possession of material non-public information. Associates are also prohibited from communicating material non-public information to others, in violation of the law. This activity is frequently referred to as “insider trading.” This policy applies to every officer and Associate of Sterling, and extends to activity within and outside their duties at Sterling. The term “insider trading” is not defined in the federal securities laws, but generally refers to the following:

•	trading by a corporate insider, while in possession of material non-public information; or
•	trading by a non-insider, while in possession of material non-public information, where the information either was disclosed to the non-insider in violation of an insider’s duty to keep it confidential or was misappropriated; or
•	communicating material non-public information to others.

Before an Associate trades on their own behalf or on behalf of others in securities of a company about which the Associate may have potential inside information, the Associate should ask one’s self the following questions:

•	Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would substantially affect the market price of the securities if generally disclosed?
•	Is the information non-public? To whom has this information been provided? Has the information been effectively communicated to the marketplace?

If information is believed to be both material and non-public, or if one has questions as to whether the information is material and non-public, one should immediately contact the Compliance Department.

Information identified as potentially material non-public information may not be communicated to anyone, including persons within the Firm, except as provided above. In addition, care should be taken so that such information is secure. For example, files containing material non-public information should be sealed, and access to computer files containing material non-public information should be restricted.

Sterling Capital Management
The information in this document is the property of Sterling Capital Management and is intended for the use of Sterling Capital Management associates and authorized representatives. Any disclosure, copying or distribution or use by others, without the permission of Sterling Capital Management, of the information contained herein is strictly prohibited.

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Code of Ethics Policy	Sterling Capital Management LLC

2.	Prohibition Against Front-Running and Scalping

Front-running involves trading in personal accounts before executing trades for client accounts. Because of the potential harm to clients, front-running is prohibited. For one, the Associate’s personal trades may adversely impact the market and cause the client’s trade to be executed at a less favorable price. Further, in a volatile market, the Associate that executes a personal trade prior to the client’s trade may usurp a favorable opportunity that will not be available subsequently.

Scalping involves purchasing a security in a personal account shortly before purchasing the same security in client accounts, then immediately selling the security from the personal account. Scalping is prohibited because it results in an Associate’s interests being placed ahead of a client’s interest and hence is directly contrary to the fiduciary duty underlying the investment advisor / client relationship.

No Associate shall purchase or sell, directly or indirectly, any security, or derivative thereof, in which they have any direct or indirect beneficial ownership and which to their actual knowledge at the time of such purchase or sale:

•	is being purchased or sold by any portfolio or fund managed by the Firm; or
•	is being considered for purchase or sale by Sterling on behalf of any portfolio or fund managed by the Firm.

3.	Purchases of Initial Public Offerings or Private Placements

Associates are prohibited from acquiring a beneficial interest in any security in an initial public offering (“IPO”), or other limited offerings such as private placements, without prior written approval of the Compliance Department.

Before granting such approval the Compliance Department will carefully evaluate such investment to determine if it could create a material conflict between the Associate and a portfolio or fund managed by the Firm. The Compliance Department may make such determination by looking at, among other things, the nature of the offering and the particular facts surrounding the purchase. For example, the Compliance Department may consider approving the transaction if it is determined that: (i) the investment did not result from directing a portfolio, fund or Firm business to the underwriter or issuer of the security; (ii) the Associate is not misappropriating an opportunity that should have been offered to a portfolio, fund, or the Firm; and (iii) the Associate’s decisions for a portfolio, fund, or the Firm will not be unduly influenced by his or her personal holdings but are based solely on the best interests of a portfolio, fund, or the Firm.

Sterling Capital Management
The information in this document is the property of Sterling Capital Management and is intended for the use of Sterling Capital Management associates and authorized representatives. Any disclosure, copying or distribution or use by others, without the permission of Sterling Capital Management, of the information contained herein is strictly prohibited.

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Code of Ethics Policy	Sterling Capital Management LLC

Any Associate authorized to purchase securities in an IPO or private placement shall disclose that investment when they play a part in a portfolio’s, fund’s, or the Firm’s subsequent consideration of an investment in that issuer. In such circumstances, a decision to purchase securities of the issuer shall be subject to independent review by investment personnel with no personal interest in the issuer.

a.	All Associates must obtain pre-clearance for an investment in an IPO or private placement.
b.	The Associate will complete the Pre-clearance Request Form for IPOs and Private Placements and submit to the Compliance Department for approval.

Associates will certify quarterly to their transactions in IPOs and Private Placements.

4.	Use of Limit Orders

Associates are prohibited from placing a “good until cancelled” order or any limit order which could cause a trade to be executed after pre-clearance has expired.

5.	Frequent Trading

Frequent trading in personal accounts is inconsistent with Sterling’s investment philosophy, and is generally prohibited. In addition, such trading may distract Associates from their duty to service client accounts.

G.	Personal Trading Restrictions

1.	Definitions

a.	Access Person: An Access Person is any Associate of Sterling or anyone deemed an Access Person by the Chief Compliance Officer.

b.	Investment Person: An Investment Person is any Access Person who has investment decision making authority for client accounts. In addition, all Fixed Income Team Associates and all Equity Analysts and Traders are Investment Persons.

Sterling Capital Management
The information in this document is the property of Sterling Capital Management and is intended for the use of Sterling Capital Management associates and authorized representatives. Any disclosure, copying or distribution or use by others, without the permission of Sterling Capital Management, of the information contained herein is strictly prohibited.

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Code of Ethics Policy	Sterling Capital Management LLC

The Compliance Department shall maintain a list of Access Persons and Investment Persons which shall be updated on a timely basis.

2.	Pre-Clearance Requirements

All Access Persons and Investment Persons must receive prior approval from the Compliance Department before purchasing or selling securities in any account in which they have a beneficial interest and the transaction is not an Exempt Transaction.

a.	All Associates must obtain pre-clearance for investment transactions unless listed under an exception below.

b.	The Associate will complete the Pre-clearance Request Form and submit to the Compliance Department for approval.

c.	Pre-clearance approval will expire at 4:00 p.m. of the next business day after pre- clearance was authorized. For example, pre-clearance received on Friday at 1:00 p.m. would expire at 4:00 p.m. the following Monday. If the trade is not completed before such pre-clearance expires, the Associate must submit a new pre-clearance request.

d.	Associates will certify quarterly to their transactions in reportable securities.

3.	Blackout Periods

a.	Access Person: Except as otherwise permitted, Access Persons are generally prohibited from executing a personal securities transaction, in the same security, on a day when any client account or mutual fund traded in the same security.

b.	Investment Persons: Except as otherwise permitted, Investment Persons are generally prohibited from executing a personal securities transaction, in the same security, within three (3) business days before and two (2) business day following a trade in any client account or mutual fund traded in the same security.

Any profits realized on prohibited trades may be required to be disgorged. A pattern of violations will result in disciplinary action and, if appropriate, dismissal.

4.	Holding Period for BB&T Securities

All Sterling Associates that buy or sell BB&T issued securities, in their personal accounts, may not sell, or buy the same security (or its equivalent) for 6 months from and after the initial trade date. All Sterling Associates may not profit from the purchase and sale, or sale and purchase, of the same (or equivalent) BB&T security within 6 months. The holding period restriction does not apply to transactions conducted in BB&T’s 401k or other BB&T benefit plan. Sterling Associates are always prohibited from trading in securities (including BB&T) when in possession of Material Nonpublic Information. Exceptions to the 6 month holding period can be granted by the Compliance Department.

Sterling Capital Management
The information in this document is the property of Sterling Capital Management and is intended for the use of Sterling Capital Management associates and authorized representatives. Any disclosure, copying or distribution or use by others, without the permission of Sterling Capital Management, of the information contained herein is strictly prohibited.

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Code of Ethics Policy	Sterling Capital Management LLC

5.	Transactions Exempt From Pre-Clearance

Transactions in the following security types are exempt from pre-clearance:

•	Direct obligations of the US Government;
•	Bankers’ acceptances, bank certificates of deposit, and repurchase agreements;
•	High quality short-term debt instruments (with a maturity of less than 366 days at issuance and rated in one of the two highest categories by a Nationally Recognized Statistical Rating Organization) including commercial paper or shares of money market or other mutual funds that limit their investments to these securities;
•	Shares issued by registered open-end mutual funds, including any advised or sub-advised funds; (note that closed-end funds DO require pre-clearance);
•	Unit investment trusts;
•	Exchange traded funds; (note that ETNs DO require pre-clearance)
•	Any derivative security of any of the above.

The following transactions are exempt from pre-clearance:

•	Purchases or sales over which the Associate has no direct or indirect influence1 or control (including involuntary buys/sells effected via an options exercise);
•	Purchases pursuant to an automatic investment plan (i.e., DRIP plans, 401(k) plan automatic rebalancing, etc.);
•	Securities acquired by the exercise of rights issued pro rata by an issuer to all holders of a class of securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

[1]	Associates who have accounts managed by Third Party Investment Advisors on a discretionary basis are not required to obtain pre-clearance prior to a placing a trade, however, reporting of all the accounts and associated holdings are required.

Sterling Capital Management
The information in this document is the property of Sterling Capital Management and is intended for the use of Sterling Capital Management associates and authorized representatives. Any disclosure, copying or distribution or use by others, without the permission of Sterling Capital Management, of the information contained herein is strictly prohibited.

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Code of Ethics Policy	Sterling Capital Management LLC

Transactions exempt from pre-clearance are still subject to the reporting requirements.

6.	Rebalance Programs

From time to time, Sterling’s Equity Departments will execute investment programs for a limited number of clients that are known as “rebalance” programs. A rebalance program may be initiated to sell a small portion of some or all stocks in the portfolio to reduce exposure to stocks. Rebalance programs typically do not generate high quantities of shares being traded in particular securities. Generally, pre-clearance will not be denied for personal securities transactions by Access Persons or Investment Persons in those securities that are part of the rebalance program. Examples of rebalancing include:

•	A new portfolio is funded with cash, and it is modeled against the model portfolio.
•	Cash flows into or out of an existing account. The result is that all stocks owned in the model would be purchased on behalf of that one client.
•	A client has equity and fixed income portfolios under management, and the overall equity allocation exceeds the prescribed target. A rebalance program may be initiated to sell a small portion of some or all stocks in the portfolio to reduce exposure to stocks.

7.	Investment Person Additional Restriction

Investment Persons must consider client interests before personal interests when purchasing or selling securities for their personal accounts. To help ensure Investment Persons meet their fiduciary duty, the following steps are required, if an Investment Person seeks to purchase or sell a security for their personal accounts that could also be eligible for client accounts managed within their business unit:

•	The Investment Person must disclose the proposed security with their business unit senior Portfolio Manager responsible for the eligible client accounts;
•	If the Portfolio Manager believes the security should be traded in client accounts, then the Investment Person must wait until the blackout period has expired to trade the security for their personal accounts;
•	If the Portfolio Manager believes the security should not be traded in client accounts, then the Investment Person is free to submit a preclearance request to the Compliance Department.

8.	Other Exceptions

Transactions which appear upon reasonable inquiry and investigation to present no reasonable likelihood of harm to a client account or mutual fund, and which are otherwise conducted in accordance with all applicable rules and regulations may be permitted within the discretion of the Chief Compliance Officer, or designee, on a case-by-case basis. Any such permitted transactions are not exempted from the reporting requirements of this Code.

Sterling Capital Management
The information in this document is the property of Sterling Capital Management and is intended for the use of Sterling Capital Management associates and authorized representatives. Any disclosure, copying or distribution or use by others, without the permission of Sterling Capital Management, of the information contained herein is strictly prohibited.

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Code of Ethics Policy	Sterling Capital Management LLC

H.	Reporting and Certification Requirements

1.	Securities Subject to Reporting

The reporting requirements apply with respect to securities as to which the Associate has “beneficial ownership,” i.e., securities held in the name of the Associate or:

•	the spouse of the Associate;
•	child of the Associate or of the Associate’s spouse, provided that the child resides in the same household as, or is financially dependent upon, the Associate;
•	any other related individual over whose account the Associate has control;
•	any other person if, by contract, understanding or other arrangement, the Associate has trading discretion, the benefits of ownership, or the right to vote or direct the sale of the securities (including, e.g., as part of an investment club); or
•	any other person if the Associate can obtain ownership immediately or at some future time.

Reportable Security includes: stock, bond, future, investment contract or any other instrument that is considered a “security” under the Investment Advisers Act. The term “reportable security” is very broad and includes items you might not ordinarily think of as “securities” such as (this list is not all inclusive):

•	securities held in an Individual Retirement Account (IRA);
•	options on securities, on indexes and on currencies;
•	all kinds of limited partnerships;
•	foreign unit trusts and foreign mutual funds;
•	private investment funds, hedge funds, and investment clubs; and
•	any derivative security of any of the above.

Reportable security does not include:

•	Direct obligations of the US Governments;
•	Bankers’ acceptances, certificates of deposit, commercial paper, and high quality short- term debt obligations, including repurchase agreements; and
•	Shares of open-end mutual funds that are not advised or sub-advised by the Firm.

Associates are required to report all holdings of the Sterling Capital Funds.

Sterling Capital Management
The information in this document is the property of Sterling Capital Management and is intended for the use of Sterling Capital Management associates and authorized representatives. Any disclosure, copying or distribution or use by others, without the permission of Sterling Capital Management, of the information contained herein is strictly prohibited.

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Code of Ethics Policy	Sterling Capital Management LLC

2.	Reports and Certifications

a.	Initial Code of Ethics Report

The Initial Code of Ethics Report will be filed with the Compliance Department no later than 10 calendar days after becoming an Associate. The report will include all holdings in reportable securities.

The report will include (i) the title and ticker symbol or cusip of each security, type of security, number of shares and principal amount (if applicable) of each reportable security in which the Associate has any beneficial ownership; (ii) the name of any broker, dealer or bank with which the Associate maintains an account in which any securities are held for the Associate’s direct or indirect benefit and (iii) the date the report is submitted.

The Initial Code of Ethics Report will also include a Certification that they have: (i) read and understood all the provisions of the Code; (ii) recognized that they are subject to the Code; (iii) and agree to comply with all requirements of the Code.

b.	Quarterly Transaction Certification

The Quarterly Transaction Certification will be filed with the Compliance Department no later than 30 calendar days after the end of each calendar quarter. The Associate’s transaction certification must include information on any new account that was opened during the quarter containing securities held for the direct or indirect benefit of the Associate: (i) the name of any broker, dealer or bank where the new account was established, (ii) the date the account was established and (iii) the date the report was submitted.

The certification will include information about each transaction involving a reportable security in which the Associate had, or as a result of the transaction acquired, any direct or indirect beneficial ownership. The certification will include: (i) the date of the transaction, the title and ticker or cusip of the security, interest and maturity (if applicable) the number of shares, and the principal amount (if applicable) of each reportable security, (ii) nature of the transaction (buy or sell), (iii) the price of the security at which the transaction was effected (iv) the name of the broker/dealer, or bank with which the transaction was effected and (v) the date the report was submitted.

Sterling Capital Management
The information in this document is the property of Sterling Capital Management and is intended for the use of Sterling Capital Management associates and authorized representatives. Any disclosure, copying or distribution or use by others, without the permission of Sterling Capital Management, of the information contained herein is strictly prohibited.

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Code of Ethics Policy	Sterling Capital Management LLC

c.	Annual Holdings Certification

The Annual Holdings Certification will be filed with the Compliance Department no later than 30 calendar days after the end of each calendar year. The Annual Holdings Certification will include (i) the title and ticker symbol or cusip of each security, type of security, number of shares and principal amount (if applicable) of each reportable security in which the Associate has any beneficial ownership; (ii) the name of any broker, dealer or bank with which the Associate maintains an account in which any securities are held for the Associate’s direct or indirect benefit and (iii) the date the report was submitted.

Information provided by the Associate must be current as of no more than 45 days before the certification is submitted. Even if you have no reportable securities accounts or transactions, you must complete the section of the above-mentioned forms that so states.

d.	Annual Acknowledgement of Code of Ethics Certification

The Annual Acknowledgement of Code of Ethics Certification will be filed with the Compliance Department no later than 30 days after the end of each calendar year. The Annual Acknowledgement will ask the Associate to certify that they have: (i) read and understood all the provisions of the Code; (ii) recognized that they are subject to the Code; (iii) and complied with all requirements of the Code.

e.	Acknowledgements of Amendments

All Associates shall receive amendments to the Code and must acknowledge that they have (i) received a copy of the amendment; (ii) read and understood the amendment; (iii) and agreed to abide by the Code as amended.

f.	Transactions Exempt from Reporting Requirements

Reporting is not required for any securities held in an account over which no direct or indirect influence or control (i.e., blind trust). In addition, transactions effected pursuant to an automatic investment plan are not required to be reported.

Sterling Capital Management
The information in this document is the property of Sterling Capital Management and is intended for the use of Sterling Capital Management associates and authorized representatives. Any disclosure, copying or distribution or use by others, without the permission of Sterling Capital Management, of the information contained herein is strictly prohibited.

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Code of Ethics Policy	Sterling Capital Management LLC

I.	Requirement to Provide Statements

All Associates subject to this Code of Ethics are required to provide duplicate brokerage statements and confirmations for all reportable securities.

J.	Privacy of Reported Information

All information reported pursuant to the Code of Ethics shall be confidential and will be maintained in secure storage at all times. The information will only be shared with supervisory personnel within the Firm as needed to evaluate potential violations of the Code, or with counsel and/or regulatory authorities upon appropriate request.

K.	Conflicts of Interest

Associates must notify the Compliance Department of any actual or potential conflict of interest, such as the existence of any economic relationship between their personal securities transactions and investment decisions for client accounts.

L.	Social Media Guidelines

1.	Social Media Sites

Associates are permitted to use social media in a non-business, personal capacity. Associates are prohibited from using social media in a business capacity, including:

a.	Communicating with clients or prospective clients;
b.	Providing information regarding financial products (e.g., Sterling Mutual Funds) or services (e.g., Advisory Solutions); or
c.	Speaking on behalf of Sterling.

Upon completion and approval of the required SMARSH form, Registered Representatives may “Like’ or ‘Share’ posts from Sterling’s LinkedIn page. All activity will be archived and reviewed by Foreside.

2.	Messaging

The use of the e-mail or messaging function on any social or professional networking sites for communications related to Sterling business is prohibited.

Sterling Capital Management
The information in this document is the property of Sterling Capital Management and is intended for the use of Sterling Capital Management associates and authorized representatives. Any disclosure, copying or distribution or use by others, without the permission of Sterling Capital Management, of the information contained herein is strictly prohibited.

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Code of Ethics Policy	Sterling Capital Management LLC

3.	Bulletin Boards, Blogs and Chat Rooms

The use of internet or third-party news groups, interactive electronic conversations (through direct links or “chat rooms”), bulletin boards, blogs related to financial products or services is prohibited.

M.	Reporting of Violations

Associates are required to report any apparent or suspected violation of the Code promptly to a member of the Compliance Department. Such reports will be investigated promptly. The Chief Compliance Officer shall report all violations of the Code to the Executive Committee. In addition, violations by Associates involved with any advised or sub-advised mutual fund will be reported to the compliance officer of the respective fund.

N.	Monitoring of Personal Securities Transactions

The Compliance Department will periodically review personal securities transactions and holdings reports to ensure adherence to this Code.

O.	Corrective Action

Failure to comply with Sterling’s policies and procedures (collectively “Sterling Policies”) can expose Sterling and its Associates to legal, regulatory, financial, operational, and/or reputational risk. Sterling’s Corrective Action Policy provides a framework for reporting and investigating potential violations of, and for taking remedial action to deter future violations of, Sterling polices owned by the Compliance Department (“Compliance Polices” or “Compliance Policy”).

Sterling encourages all Associates to promptly report any known violations of this code to the Compliance Department. Upon discovering that an Associate has not complied with the requirements of this Code, Sterling’s Chief Compliance Officer and/or Executive Committee may impose on that person an appropriate sanction, including, but not limited to a warning, disgorgement of profits, fine, suspension, or termination of employment.

Sterling Capital Management
The information in this document is the property of Sterling Capital Management and is intended for the use of Sterling Capital Management associates and authorized representatives. Any disclosure, copying or distribution or use by others, without the permission of Sterling Capital Management, of the information contained herein is strictly prohibited.

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Code of Ethics Policy	Sterling Capital Management LLC

III.	Related Policies and Procedures

•	Corrective Action Policy
•	Compliance Policy
•	Conflicts of Interest Policy
•	Political Contribution Policy
•	Whistleblower Policy

Sterling Capital Management
The information in this document is the property of Sterling Capital Management and is intended for the use of Sterling Capital Management associates and authorized representatives. Any disclosure, copying or distribution or use by others, without the permission of Sterling Capital Management, of the information contained herein is strictly prohibited.

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